Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in following Registration Statements of our reports dated March 14, 2008 relating to the consolidated financial statements of Thomas Weisel Partners Group, Inc., and the effectiveness of Thomas Weisel Partners Group, Inc. internal control over financial reporting, appearing in this Annual Report on Form 10-K of Thomas Weisel Partners Group, Inc. for the year ended December 31, 2007.

Filed on Form S-8:

Registration Statement No. 333-131509	Thomas Weisel Partners Group, Inc. Equity Incentive Plan

Registration Statement No. 333-145352	Thomas Weisel Partners Group, Inc. Equity Incentive Plan
/s/ DELOITTE & TOUCHE LLP
San Francisco, California
March 14, 2008